SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 of 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 17, 2000

                              AMERICA ONLINE, INC.
               (Exact Name of Registrant as Specified in Charter)

        Delaware                       001-12143              54-1322110
(State or Other Jurisdiction       (Commission File         (I.R.S. Employer
    of Incorporation)                  Number)             Identification No.)

                      22000 AOL Way, Dulles, Virginia 20166
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (703) 265-1000

Item 5.  Other Events.

         On March 17, 2000, America Online, Inc. ("America Online ") and Bertelsmann AG ("Bertelsmann ") announced that they had entered into agreements for (i) a strategic alliance relating to the distribution by America Online of Bertelsmann content, the distribution by Bertelsmann of America Online services and the cross-promotion of their respective services and (ii) a put and call arrangement for America Online to purchase, in two installments, Bertelsmann's 50% interest in AOL Europe S.A. ("AOL Europe ") for consideration ranging from $6.75 billion to $8.25 billion, payable at America Online's option in cash, America Online stock (or AOL Time Warner Inc. stock assuming the merger of America Online and Time Warner has closed) or a combination thereof. Bertelsmann has the right to require America Online to purchase a portion of Bertelsmann's interest in AOL Europe on January 31, 2002 and the remainder on July 1, 2002. If Bertelsmann fails to exercise its put rights, America Online has the right to purchase Bertelsmann's interests in AOL Europe. In addition, America Online is to take immediate ownership of Bertelsmann's 50% interest in the parties' AOL Australia joint venture, subject to receipt of necessary regulatory approvals. A copy of the joint press release of AOL and Bertelsmann is included herein as
Exhibit 99.1.  The joint press release is  incorporated  by reference  into this
Item 5 and the foregoing description of such press release is qualified in its entirety by reference to such exhibit.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits:

         99.1 Joint Press Release, dated March 17, 2000, of America Online, Inc. and Bertelsmann AG.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Date: March 23, 2000


                                           AMERICA ONLINE, INC.


                                    By:     /s/J. Michael Kelly
                                    Name:   J. Michael Kelly
                                    Title:  Senior Vice President, Chief
                                            Financial Officer and Assistant
                                            Secretary

                                  EXHIBIT INDEX

         Exhibit

         Number   Description

         99.1 Joint Press Release, dated March 17, 2000, of America Online, Inc. and Bertelsmann AG.